UNANIMOUS CONSENT IN LIEU OF A MEETING OF DIRECTORS OF SILVER HILL MINES, INC.

The Board of Directors of SILVER HILL MINES, INC. a corporation organized under the laws of the State of Nevada, ("Corporation"), does hereby authorize and approve the actions set forth in the following resolutions without the formality of convening a meeting, and does hereby consent to the following action of this Corporation, which actions are hereby deemed effective as of the date hereof:

RESOLVED, as the final act prior to my resignation, I hereby appoint Matthew Maza as President, Treasurer and Director under NRS Section 78.335(6). Mr. Maza will continue to act as Secretary for the Corporation

The undersigned, by affixing his signature hereto, does hereby consent to, authorize and approve the foregoing actions in his capacity as the sole director of SILVER HILL MINES, INC.

Dated: ______ July 26, 2012________

Ms. Lisa Logan
Director, Chairman